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                                  APPENDIX A

                        FORM OF PLAN OF REORGANIZATION

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                                                                   EXHIBIT 4(i)

                                    FORM OF
                                    -------
                     AGREEMENT AND PLAN OF REORGANIZATION
                     ------------------------------------

     This Agreement and Plan of Reorganization (the "Agreement") is made as of March 13, 2001, by and between Fifth Third Funds ("Fifth Third"), a Massachusetts business trust, on behalf of Fifth Third Strategic Income Fund ("Fifth Third Strategic Income"), a series thereof, and Fifth Third/Maxus Income Fund ("Maxus Income"), an Ohio business trust. The capitalized terms used herein shall have the meaning ascribed to them in this Agreement.

PLAN OF REORGANIZATION
----------------------

     (a) Maxus Income will sell, assign, convey, transfer and deliver to Fifth Third, and Fifth Third will acquire, on the Exchange Date, all of the properties and assets existing at the Valuation Time and held by Maxus Income on behalf of Fifth Third Strategic Income.

     In consideration therefor, Fifth Third Strategic Income shall, on the Exchange Date, assume all of the liabilities of Maxus Income and transfer to Maxus Income a number of full and fractional units of beneficial interest ("Fifth Third Shares") such Shares being Fifth Third Institutional and Advisor Shares of Fifth Third Strategic Income having an aggregate net asset value equal to the value of the assets of Maxus Income transferred to Fifth Third Strategic Income on such date less the value of all of the liabilities of Maxus Income assumed by Fifth Third Strategic Income on that date. It is intended that each reorganization described in this Agreement shall be a tax-free reorganization under the Internal Revenue Code of 1986, as amended (the "Code").

     (b) Upon consummation of the transactions described in paragraph (a) of this Agreement, Maxus Income in complete liquidation shall distribute to its respective shareholders of record as of the Exchange Date the Fifth Third Shares received by it, each shareholder being entitled to receive that number of Fifth Third Shares equal to the proportion which the number of units of beneficial interest ("Maxus Shares") of Maxus Income held by such shareholder bears to the number of such Maxus Shares of Maxus Income outstanding on such date. Maxus Income shareholders of record holding Maxus Institutional Shares will receive Fifth Third Institutional Shares and Maxus Income shareholders of record holding Maxus Investor Shares will receive Fifth Third Advisor Shares.

AGREEMENT
---------

     Fifth Third and Maxus Income represent, warrant and agree as follows:

     1.     Representations and Warranties of Maxus Income.  Maxus Income
            ----------------------------------------------
represents and warrants to and agrees with Fifth Third and Fifth Third Strategic Income that:

     (a) Maxus Income is a business trust duly organized and validly existing under the laws of the State of Ohio and has power to own all of its properties and assets and to carry out its

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obligations under this Agreement. Maxus Income is not required to qualify as a foreign association in any jurisdiction. Maxus Income has all necessary federal, state and local authorizations to carry on its business as now being conducted and to fulfill the terms of this Agreement, except for shareholder approval and as otherwise described in Section 1(l).

     (b) Maxus Income is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company, and such registration has not been revoked or rescinded and is in full force and effect. Maxus Income has elected to qualify and has qualified as a regulated investment company under Part I of Subchapter M of the Code, as of and since its first taxable year, and qualifies and intends to continue to qualify as a regulated investment company through the Exchange Date. Maxus Income has been a regulated investment company under such sections of the Code at all times since its inception.

     (c) The statements of assets and liabilities, statements of operations, statements of changes in net assets and schedules of portfolio investments (indicating their market values) for Maxus Income at and for the year ended December 31, 2000, such statements and schedules having been audited by McCurdy & Associates C.P.A.'s, Inc., independent accountants to Maxus Income, have been furnished to Fifth Third. Such statements of assets and liabilities and schedule fairly present the financial position of Maxus Income as of its date and said statements of operations and changes in net assets fairly reflect the results of operations and changes in net assets for the periods covered thereby in conformity with generally accepted accounting principles.

     (d) The prospectus of Maxus Income dated April 30, 2000 (the "Maxus Prospectus") and the Statement of Additional Information for Maxus Funds dated April 30, 2000 (the "Maxus Statement of Additional Information") and on file with the Securities and Exchange Commission, that has been previously furnished to Fifth Third, did not as of its date and does not as of the date hereof contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (e) There are no material legal, administrative or other proceedings pending or, to the knowledge of Maxus Income, overtly threatened against Maxus Income which assert liability on the part of Maxus Income.

     (f) There are no material contracts outstanding to which Maxus Income is a party, other than as disclosed in the Maxus Prospectus and the Maxus Statement of Additional Information or in the Registration Statement and the Proxy Statement.

     (g) Maxus Income does not have any known liabilities of a material nature, contingent or otherwise, other than those shown as belonging to it on its statement of assets and liabilities as of December 31, 2000, and those incurred in the ordinary course of Maxus Income's business as an investment company since that date. Prior to the Exchange Date, Maxus Income will advise

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Fifth Third of all known material liabilities, contingent or otherwise, incurred by it subsequent to December 31, 2000, whether or not incurred in the ordinary course of business.

     (h) As used in this Agreement, the term "Investments" shall mean Maxus Income's investments shown on the schedule of its portfolio investments as of December 31, 2000, referred to in Section 1(c) hereof, as supplemented with such changes as Maxus Income shall make after December 31, 2000, which changes shall be disclosed to Fifth Third, and changes resulting from stock dividends, stock split-ups, mergers and similar corporate actions.

     (i) Maxus Income has filed or will file all federal and other tax returns which, to the knowledge of Maxus Income's officers, are required to be filed by the Fund and has paid or will pay all federal and other taxes shown to be due on said returns or on any assessments received by Maxus Income. To the best of such officers' knowledge, all tax liabilities of Maxus Income have been adequately provided for on its books, and no tax deficiency or liability of the Fund has been asserted, and no question with respect thereto has been raised, by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

     (j) As of both the Valuation Time and the Exchange Date and except for shareholder approval and otherwise as described in Section 1(l), Maxus Income will have full right, power and authority to sell, assign, transfer and deliver the Investments and any other assets and liabilities of Maxus Income to be transferred to Fifth Third Strategic Income pursuant to this Agreement. At the Exchange Date, subject only to the delivery of the Investments and any such other assets and liabilities as contemplated by this Agreement, Fifth Third, on behalf of Fifth Third Strategic Income, will acquire the Investments and any such other assets subject to no encumbrances, liens or security interests in favor of any third party creditor of Maxus Income and, except as described in
Section 1(k), without any restrictions upon the transfer thereof.

     (k) Except as to Investments otherwise disclosed as unregistered securities pursuant to Section 1(h) hereof, no registration under the Securities Act of 1933, as amended (the "1933 Act"), of any of the Investments would be required if they were, as of the time of such transfer, the subject of a public distribution by either Maxus Income or Fifth Third.

     (l) No consent, approval, authorization or order of any court or governmental authority is required for the consummation by Maxus Income of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1940 Act, state securities or blue sky laws (which term as used herein shall include the laws of the District of Columbia and of Puerto Rico) or the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "H-S-R Act").

     (m) The registration statement (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") by Fifth Third on Form N-14 relating to the Fifth Third Shares issuable hereunder, and the proxy statement of Maxus Income included therein (the "Proxy Statement"), on the effective date of the Registration Statement and insofar as they relate to Maxus Income, (i) will comply in all material respects with the provisions of the

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1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading; and at the time of the shareholders' meeting referred to in Section 8(a) below and on the Exchange Date, the prospectus contained in the Registration Statement of which the Proxy Statement is a part (the "Prospectus"), as amended or supplemented by any amendments or supplements filed with the Commission by Fifth Third, insofar as it relates to Maxus Income, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading; provided, however, that none of the representations and warranties in this subsection shall apply to statements in or omissions from the Registration Statement, the Prospectus, or the Proxy Statement, made in reliance upon or in conformity with information furnished by Fifth Third or Fifth Third Strategic Income, for use in the Registration Statement, Prospectus, or Proxy Statement.

     (n) All of the issued and outstanding Maxus Shares of Maxus Income have been offered for sale and sold in conformity with all applicable federal and state securities laws.

     2.    Representations and Warranties of Fifth Third Each of Fifth Third
           ---------------------------------------------
and Fifth Third Strategic Income jointly and severally represents and warrants to and agrees with Maxus Income that:

     (a) Fifth Third is a business trust duly established and validly existing under the laws of The Commonwealth of Massachusetts and has power to carry on its business as it is now being conducted and to carry out this Agreement. Fifth Third and Fifth Third Strategic Income are not required to qualify as a foreign association in any jurisdiction. Fifth Third and Fifth Third Strategic Income have all necessary federal, state and local authorizations to own all of their properties and assets and to carry on their business as now being conducted and to fulfill the terms of this Agreement, except as set forth in
Section 2(i).

     (b) Fifth Third is registered under the 1940 Act as an open-end management investment company, and such registration has not been revoked or rescinded and is in full force and effect. Fifth Third Strategic Income intends to qualify as a regulated investment company under Part I of Subchapter M of the Code.

     (c) The statements of assets and liabilities, statements of operations, statements of changes in net assets and schedules of investments (indicating their market values) for Fifth Third Strategic Income for the year ended July 31, 2000, such statements and schedules having been audited by Arthur Andersen LLP, independent accountants to Fifth Third, have been furnished to Maxus Income.

     (d) The prospectus of Fifth Third Strategic Income dated April 15, 2001 (the "Fifth Third Prospectus"), and the Statement of Additional Information for Fifth Third Strategic Income, dated April 15, 2001 (the "Fifth Third Statement of Additional Information") and on file with the

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Securities and Exchange Commission, which have been previously furnished to
Maxus Income, did not as of their dates and do not as of the date hereof contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (e) There are no material legal, administrative or other proceedings pending or, to the knowledge of Fifth Third or Fifth Third Strategic Income, overtly threatened against Fifth Third or Fifth Third Strategic Income which assert liability on the part of Fifth Third or Fifth Third Strategic Income.

     (f) There are no material contracts outstanding to which Fifth Third or Fifth Third Strategic Income is a party, other than as disclosed in Fifth Third's Prospectus and Statement of Additional Information or in the Registration Statement.

     (g) Neither Fifth Third nor Fifth Third Strategic Income has any known liabilities of a material nature, contingent or otherwise, other than those shown on its statement of assets and liabilities as of July 31, 2000, referred to above and those incurred in the ordinary course of the business of Fifth Third as an investment company or Fifth Third Strategic Income since such date. Prior to the Exchange Date, Fifth Third will advise Maxus Income of all known material liabilities, contingent or otherwise, incurred by it and Fifth Third Strategic Income subsequent to July 31, 2000, whether or not incurred in the ordinary course of business.

     (h) Fifth Third Strategic Income has filed or will file all federal and other tax returns which, to the knowledge of Fifth Third's officers, are required to be filed by Fifth Third Strategic Income and has paid or will pay all federal and other taxes shown to be due on said returns or on any assessments received by Fifth Third Strategic Income. To the best of such officers' knowledge, all tax liabilities of Fifth Third Strategic Income have been adequately provided for on its books, and no tax deficiency or liability of Fifth Third Strategic Income has been asserted, and no question with respect thereto has been raised, by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

     (i) No consent, approval, authorization or order of any governmental authority is required for the consummation by Fifth Third or Fifth Third Strategic Income of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act, state securities or Blue Sky laws or the H-S-R Act.

     (j) As of both the Valuation Time and the Exchange Date and otherwise as described in Section 2(i), Fifth Third on behalf of Fifth Third Strategic Income will have full right, power and authority to purchase the Investments and any other assets and assume the liabilities of Maxus Income to be transferred to Fifth Third Strategic Income pursuant to this Agreement.

     (k) The Registration Statement, the Prospectus and the Proxy Statement, on the effective date of the Registration Statement and insofar as they relate to Fifth Third and Fifth Third Strategic Income: (i) will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) will not contain any

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untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and at the time of the shareholders' meeting referred to in Section 8(a) and at the Exchange Date, the Prospectus, as amended or supplemented by any amendments or supplements filed with the Commission by Fifth Third or Fifth Third Strategic Income, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that none of the representations and warranties in this subsection shall apply to statements in or omissions from the Registration Statement, the Prospectus or the Proxy Statement made in reliance upon and in conformity with information furnished by Maxus Income for use in the Registration Statement, the Prospectus or the Proxy Statement.

     (l) Fifth Third Shares to be issued to Maxus Income have been duly authorized and, when issued and delivered pursuant to this Agreement and the Prospectus, will be legally and validly issued and will be fully paid and nonassessable by Fifth Third and no shareholder of Fifth Third will have any preemptive right of subscription or purchase in respect thereof.

     (m) The issuance of Fifth Third Shares pursuant to this Agreement will be in compliance with all applicable federal and state securities laws.

     (n) Fifth Third Strategic Income, upon filing of its first income tax returns at the completion of its first taxable year will elect to be a regulated investment company and until such time will take all steps necessary to ensure qualification as a regulated investment company under Sections 851 and 852 of the Code.

     (o) Fifth Third through its administrator, transfer agent, custodian or otherwise, will cooperate fully and in a timely manner with Maxus Income in completing of the actions required of it and its agents and necessary for consummation of the transactions described in Sections 3 (a) and (b) of this Agreement.

     3.     Reorganization.   (a)  Subject to the requisite approval of the
            --------------
shareholders of Maxus Income and to the other terms and conditions contained herein (including Maxus Income's obligation to distribute to its respective shareholders all of its investment company taxable income and net capital gain as described in Section 9(k) hereof), Maxus Income agrees to sell, assign, convey, transfer and deliver to Fifth Third Strategic Income, and Fifth Third Strategic Income agrees to acquire from Maxus Income, on the Exchange Date all of the Investments and all of the cash and other assets of Maxus Income in exchange for that number of Fifth Third Shares of Fifth Third Strategic Income provided for in Section 4 and the assumption by Fifth Third Strategic Income of all of the liabilities of Maxus Income. Pursuant to this Agreement, Maxus Income will, as soon as practicable after the Exchange Date, distribute in liquidation all of the Fifth Third Shares received by it to its shareholders in exchange for their Maxus Shares of Maxus Income.

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     (b)  Maxus Income, will pay or cause to be paid to Fifth Third Strategic
Income any interest and cash dividends received by it on or after the Exchange Date with respect to the Investments transferred to Fifth Third Strategic Income hereunder. Maxus Income, will transfer to Fifth Third Strategic Income any rights, stock dividends or other securities received by Maxus Income after the Exchange Date as stock dividends or other distributions on or with respect to the Investments transferred, which rights, stock dividends and other securities shall be deemed included in the assets transferred to Fifth Third Strategic Income at the Exchange Date and shall not be separately valued, in which case any such distribution that remains unpaid as of the Exchange Date shall be included in the determination of the value of the assets of Maxus Income acquired by Fifth Third Strategic Income.

     4.     Exchange Date; Valuation Time. On the Exchange Date, Fifth Third
            -----------------------------
will deliver to Maxus Income a number of Fifth Third Shares having an aggregate net asset value equal to the value of the assets attributable to each class of Maxus Shares of Maxus Income acquired by Fifth Third Strategic Income, less the value of the liabilities of Maxus Income assumed, determined as hereafter provided in this Section 4.

     (a) Subject to Section 4(d) hereof, the value of Maxus Income's net assets will be computed as of the Valuation Time using the valuation procedures for Fifth Third Strategic Income set forth in the Fifth Third Prospectus and Fifth Third Statement of Additional Information. In no event shall the same security held by both Maxus Income and Fifth Third be valued at different prices.

     (b) Subject to Section 4(d) hereof, the net asset value of a share of Fifth Third Strategic Income will be determined to the nearest full cent as of the Valuation Time, using the valuation procedures set forth in the Fifth Third Prospectus for Fifth Third Strategic Income.

     (c) Subject to Section 4(d), the Valuation Time shall be 4:00 p.m. Eastern Standard time on June 22, 2001, or such earlier or later days as may be mutually agreed upon in writing by the parties hereto (the "Valuation Time").

     (d) No formula will be used to adjust the net asset value of Maxus Income or Fifth Third Strategic Income to take into account differences in realized and unrealized gains and losses.

     (e) Fifth Third Strategic Income shall issue its Fifth Third Shares to Maxus Income on one share deposit receipt registered in the name of Maxus Income. Maxus Income shall distribute in liquidation the Fifth Third Shares received by it hereunder pro rata to its shareholders by redelivering such share deposit receipt to Fifth Third's transfer agent which will as soon as practicable set up open accounts for Maxus Income shareholder, in accordance with written instructions furnished by Maxus Income.

     (f) Fifth Third Strategic Income shall assume all liabilities of Maxus Income, whether accrued or contingent, in connection with the acquisition of assets and subsequent dissolution of Maxus Income or otherwise, except that recourse for assumed liabilities relating to Maxus Income will be limited to Fifth Third Strategic Income.

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     5.     Expenses, Fees, etc. (a) Subject to subsections 5(b) through 5(e),
            -------------------
all fees and expenses, including accounting expenses, portfolio transfer taxes (if any) or other similar expenses incurred directly in connection with the consummation by Fifth Third and Maxus Income of the transactions contemplated by this Agreement will be borne by Fifth Third Bank, including the costs of proxy materials, proxy solicitation, and legal expenses; provided, however, that such
                                                   --------  -------
expenses will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by the other party of such expenses would result in the disqualification of Fifth Third Strategic Income or Maxus Income, as the case may be, as a "regulated investment company" within the meaning of
Section 851 of the Code. Fees and expenses not incurred directly in connection with the consummation of the Transaction will be borne by the party incurring such fees and expenses.

     (b) In the event the transactions contemplated by this Agreement are not consummated by reason of Maxus Income being either unwilling or unable to go forward (other than by reason of the nonfulfillment or failure of any condition to Maxus Income's obligations referred to in Section 8(a) or Section 10), Maxus Income shall pay directly all reasonable fees and expenses incurred by Fifth Third in connection with such transactions, including, without limitation, legal, accounting and filing fees.

     (c) In the event the transactions contemplated by this Agreement are not consummated by reason of Fifth Third being either unwilling or unable to go forward (other than by reason of the nonfulfillment or failure of any condition to Fifth Third's obligations referred to in Section 8(a) or Section 9), Fifth Third shall pay directly all reasonable fees and expenses incurred by Maxus Income in connection with such transactions, including without limitation legal, accounting and filing fees.

     (d) In the event the transactions contemplated by this Agreement are not consummated for any reason other than (i) Fifth Third or Maxus Income being either unwilling or unable to go forward or (ii) the nonfulfillment or failure of any condition to Maxus Income or Fifth Third's obligations referred to in
Section 8(a), Section 9 or Section 10 of this Agreement, then each of Maxus Income and Fifth Third shall bear the expenses it has actually incurred in connection with such transactions.

     (e) Notwithstanding any other provisions of this Agreement, if for any reason the transactions contemplated by this Agreement are not consummated, no party shall be liable to the other party for any damages resulting therefrom, including without limitation consequential damages, except as specifically set forth above.

     6.     Permitted Assets.  Fifth Third and Maxus Income agree to review the
            ----------------
assets of Maxus Income to ensure that at any time prior to the Exchange Date the assets of Maxus Income do not include any assets that Fifth Third Strategic Income is not permitted, or reasonably believes to be unsuitable for it, to acquire, including without limitation any security that, prior to its acquisition by Maxus Income, is unsuitable for Fifth Third Strategic Income to acquire.

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     7.     Exchange Date.  Delivery of the assets of Maxus Income to be
            -------------
transferred, assumption of the liabilities of Maxus Income to be assumed, and the delivery of Fifth Third Shares to be issued shall be made on June 25, 2001 at 10:00 a.m. or at such other times and dates agreed to by Maxus Income and Fifth Third, the date and time upon which such delivery is to take place being referred to herein as the "Exchange Date."

     8.     Special Meeting of Shareholders; Dissolution.   (a)  Maxus Income
            --------------------------------------------
agrees to call a special meeting of the shareholders as soon as is practicable after the effective date of the Registration Statement for the purpose of considering the sale of all of the assets of Maxus Income to and the assumption of all of the liabilities of Maxus Income by Fifth Third Strategic Income as herein provided, approving this Agreement, and authorizing the liquidation and dissolution of Maxus Income, and, except as set forth in Section 13, it shall be a condition to the obligations of each of the parties hereto that the holders of the Maxus Shares of Maxus Income shall have approved this Agreement and the transactions contemplated herein in the manner required by law and Maxus Income's Declaration of Trust and Bylaws at such a meeting on or before the Valuation Time.

     (b) Maxus Income agrees that the liquidation of the Fund will be effected in the manner provided in Maxus Income's Declaration of Trust and Bylaws in accordance with applicable law, that it will not make any distributions of any Fifth Third Shares to the shareholders of Maxus Income without first paying or adequately providing for the payment of all of Maxus Income's known debts, obligations and liabilities.

     (c) Each of Fifth Third and Maxus Income will cooperate with the other, and each will furnish to the other the information relating to itself required by the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder to be set forth in the Registration Statement, including the Prospectus and the Proxy Statement.

     9.     Conditions to Fifth Third's Obligations.  The obligations of Fifth
            ---------------------------------------
Third and Fifth Third Strategic Income hereunder shall be subject to the following conditions:

     (a) That this Agreement shall have been approved and the transactions contemplated hereby, including the liquidation of Maxus Income, shall have been approved by the shareholders of Maxus Income in the manner required by law.

     (b) Maxus Income shall have furnished to Fifth Third a statement of Maxus Income's assets and liabilities, with values determined as provided in Section 4 of this Agreement, together with a list of Investments with their respective tax costs, all as of the Valuation Time, certified on Maxus Income's behalf by its President (or any Vice President) and Treasurer, and a certificate of both such officers, dated the Exchange Date, to the effect that as of the Valuation Time and as of the Exchange Date there has been no material adverse change in the financial position of Maxus Income since December 31, 2000, other than changes in the Investments since

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that date or changes in the market value of the Investments, or changes due to net redemptions of Maxus Shares of Maxus Income, dividends paid or losses from operations.

     (c) As of the Valuation Time and as of the Exchange Date, all representations and warranties of Maxus Income made in this Agreement are true and correct in all material respects as if made at and as of such dates, Maxus Income has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to each of such dates, and Maxus Income shall have furnished to Fifth Third a statement, dated the Exchange Date, signed by Maxus Income's President (or any Vice President) and Treasurer certifying those facts as of such dates.

     (d) Maxus Income shall have delivered to Fifth Third a letter from McCurdy & Associates C.P.A.'s, Inc. dated the Exchange Date stating that such firm reviewed the federal and state income tax returns of Maxus Income for the year ended December 31, 2000 and that, in the course of such review, nothing came to their attention which caused them to believe that such returns did not properly reflect, in all material respects, the federal and state income taxes of Maxus Income for the periods covered thereby, or that Maxus Income would not qualify as a regulated investment company for federal income tax purposes.

     (e) There shall not be any material litigation pending with respect to the matters contemplated by this Agreement.

     (f) Fifth Third shall have received an opinion of McDonald, Hopkins, Burke & Haber Co., L.P.A., in form reasonably satisfactory to Fifth Third and dated the Exchange Date, to the effect that (i) Maxus Income is a business trust duly organized and validly existing under the laws of the State of Ohio, (ii) this Agreement has been duly authorized, executed, and delivered by Maxus Income and, assuming that the Registration Statement, the Prospectus and the Proxy Statement comply with the 1933 Act, the 1934 Act and the 1940 Act and assuming due authorization, execution and delivery of this Agreement by Fifth Third, is a valid and binding obligation of Maxus Income, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and such counsel shall not be required to express an opinion with respect to the application of equitable principles in any proceeding, whether at law or in equity, or with respect to the provisions of this Agreement intended to limit liability for particular matters to Maxus Income Fund and its assets, (iii) Maxus Income has power to sell, assign, convey, transfer and deliver the Investments and other assets contemplated hereby and, upon consummation of the transactions contemplated hereby in accordance with the terms of this Agreement, Maxus Income will have duly sold, assigned, conveyed, transferred and delivered such Investments and other assets to Fifth Third, (iv) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, violate Maxus Income's Declaration of Trust and Bylaws or any provision of an agreement known to such counsel (without any independent inquiry or investigation) to which Maxus Income is a party or by which it is bound, it being understood that with respect to investment restrictions as contained in Maxus Income's Declaration of Trust and Bylaws, such counsel may rely upon a certificate of an officer of Maxus Income whose responsibility it is to advise Maxus Income with respect to such matters, and (v) to such counsel's knowledge, no consent, approval, authorization or order of any court or governmental authority is required for the consummation by Maxus Income of the transactions contemplated hereby, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required under state securities or blue sky laws and the H-S-R Act, and it being understood that such opinion shall not be deemed to apply to Fifth Third's compliance obligations under the 1933 Act, 1934 Act, 1940 Act, state securities or blue sky laws and H-S-R Act. Such opinion may rely on the opinion of other counsel to the extent set forth in such opinion, provided such other counsel is reasonably acceptable to Fifth Third.

     (g) Fifth Third shall have received an opinion of Ropes & Gray, counsel to Fifth Third addressed to Fifth Third and Fifth Third Strategic Income, and to Maxus Income in form reasonably satisfactory to Fifth Third and dated the Exchange Date (which opinion would be based upon certain factual representations and subject to certain qualifications that will be provided to Maxus' counsel), to the effect that, on the basis of the existing provisions of the Code, current administrative rules and court decisions, for Federal income tax purposes: (i) the transaction will constitute a reorganization within the meaning of Section 368(a) of the Code, and Fifth Third Strategic Income and Maxus Income will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code; (ii) no gain or loss will be recognized by Fifth Third Strategic Income upon the receipt of the assets of Maxus Income in exchange for Fifth Third Shares and the assumption by Fifth Third Strategic Income of the liabilities of Maxus Income; (iii) the basis in the hands of Fifth Third Strategic Income of the assets of Maxus Income transferred to Fifth Third Strategic Income in the transaction will be the same as the basis of such assets in the hands of Maxus Income immediately prior to the transfer; (iv) the holding periods of the assets of Maxus Income in the hands of Fifth Third Strategic Income will include the periods during which such assets were held by Maxus Income; (v) no gain or loss will be recognized by Maxus Income upon the transfer of Maxus Income's assets to Fifth Third Strategic Income in exchange for Fifth Third Shares and the assumption by Fifth Third Strategic Income of the liabilities of Maxus Income, or upon the distribution of Fifth Third Shares by Maxus Income to its shareholders in liquidation; (vi) no gain or loss will be recognized by Maxus Income shareholders upon the exchange of their Maxus Shares for Fifth Third Shares; (vii) the aggregate basis of Fifth Third Shares a Maxus Income shareholder receives in connection with the transaction will be the same as the aggregate basis of his or her Maxus Shares exchanged therefor; (viii) a Maxus Income shareholder's holding period for his or her Fifth Third Shares will be determined by including the period for which he or she held the Maxus Shares exchanged therefor, provided that he or she held such Maxus Shares as capital assets; and (ix) Fifth Third Strategic Income will succeed to and take into account the items of Maxus Income described in Section 381(c) of the Code. Fifth Third Strategic Income will take these items into account subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Regulations thereunder.

     (h) Subject to the parties' compliance with Section 6 hereof, the assets of Maxus Income to be acquired by Fifth Third Strategic Income will include no assets which Fifth Third Strategic

Income, by reason of limitations contained in its Declaration of Trust or of investment restrictions disclosed in Fifth Third Prospectus in effect on the Exchange Date, may not properly acquire. Fifth Third shall not change Fifth Third's Declaration of Trust and Fifth Third Prospectuses so as to restrict permitted investments for Fifth Third Strategic Income except as required by the Commission or any state regulatory authority.

     (i) The Registration Statement shall have become effective under the 1933 Act and applicable Blue Sky provisions, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of Fifth Third, contemplated by the Commission and or any state regulatory authority.

     (j) All proceedings taken by Maxus Income in connection with the transactions contemplated by this Agreement and all documents incidental thereto reasonably shall be satisfactory in form and substance to Fifth Third.

     (k) Maxus Income shall have furnished to Fifth Third a certificate, signed by the President (or any Vice President) and the Treasurer of Maxus Income, as to the tax cost to Maxus Income of the securities delivered to Fifth Third pursuant to this Agreement, together with any such other evidence as to such tax cost as Fifth Third may reasonably request.

     (l) Maxus Income's custodian shall have delivered to Fifth Third a certificate identifying all of the assets of Maxus Income held by such custodian as of the Valuation Time.

     (m) Maxus Income's transfer agent shall have provided to Fifth Third's transfer agent (i) the originals or true copies of all of the records of Maxus Income in the possession of such transfer agent as of the Exchange Date, (ii) a record specifying the number of Maxus Shares of Maxus Income outstanding as of the Valuation Time and (iii) a record specifying the name and address of each holder of record of any such Maxus Shares of Maxus Income and the number of Maxus Shares held of record by each such shareholder as of the Valuation Time. Maxus Income's transfer agent shall also have provided Fifth Third with a certificate confirming that the acts specified in the preceding sentence have been taken and that the information so supplied is complete and accurate to the best knowledge of the transfer agent.

     (n) All of the issued and outstanding Maxus Shares of Maxus Income shall have been offered for sale and sold in conformity with all applicable federal or state securities or blue sky laws and, to the extent that any audit of the records of Maxus Income or its transfer agent by Fifth Third or its agents shall have revealed otherwise, either (i) Maxus Income shall have taken all actions that in the reasonable opinion of Fifth Third are necessary to remedy any prior failure on the part of Maxus Income to have offered for sale and sold such Maxus Shares in conformity with such laws or (ii) Maxus Income shall have furnished (or caused to be furnished) surety, or deposited (or caused to be deposited) assets in escrow, for the benefit of Fifth Third in amounts sufficient and upon terms satisfactory, in the opinion of Fifth Third or its counsel, to indemnify Fifth Third against any expense, loss, claim, damage or liability whatsoever that may be asserted or threatened by reason of such failure on the part of Maxus Income to have offered and sold such Maxus Shares in conformity with such laws.

     (o) Fifth Third shall have received from Arthur Andersen LLP a letter addressed to Fifth Third dated as of the Exchange Date reasonably satisfactory in form and substance to Fifth Third and Maxus Income to the effect that, on the basis of limited procedures agreed upon by Fifth Third and Maxus Income and described in such letter (but not an examination in accordance with generally accepted auditing standards), as of the Valuation Time the value of the assets of Maxus Income to be exchanged for the Fifth Third Shares have been determined in accordance with the valuation procedures for Fifth Third Strategic Income as set forth in Fifth Third's Prospectus and Statement of Additional Information.

     (p) Maxus Income shall have duly executed and delivered to Fifth Third bills of sale, assignments, certificates and other instruments of transfer ("Transfer Documents") as Fifth Third may deem necessary or desirable to transfer all of Maxus Income's entire right, title and interest in and to the Investments and all other assets of Maxus Income.

     10.   Conditions to Maxus Income's Obligations.  The obligations of Maxus
           ----------------------------------------
Income hereunder shall be subject to the following conditions:

     (a) This Agreement shall have been adopted and the transactions contemplated hereby, including the liquidation of Maxus Income, shall have been approved by the shareholders of Maxus Income in the manner required by law.

     (b) Fifth Third shall have furnished to Maxus Income a statement of Fifth Third Strategic Income's net assets, together with a list of portfolio holdings with values determined as provided in Section 4, all as of the Valuation Time, certified on Fifth Third's behalf by its President (or any Vice President) and Treasurer (or any Assistant Treasurer), and a certificate of both such officers, dated the Exchange Date, to the effect that as of the Valuation Time and as of the Exchange Date there has been no material adverse change in the financial position of Fifth Third Strategic Income since July 31, 2000, other than changes in its portfolio securities since that date, changes in the market value of its portfolio securities, changes due to net redemptions, dividends paid or losses from operations.

     (c) Fifth Third shall have executed and delivered to Maxus Income an Assumption of Liabilities dated as of the Exchange Date pursuant to which Fifth Third Strategic Income will assume all of the liabilities of Maxus Income existing at the Valuation Time in connection with the transactions contemplated by this Agreement.

     (d) As of the Valuation Time and as of the Exchange Date, all representations and warranties of Fifth Third and Fifth Third Strategic Income made in this Agreement are true and correct in all material respects as if made at and as of such dates, Fifth Third and Fifth Third Strategic Income have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied at or prior to each of such dates, and Fifth Third shall have furnished to Maxus Income a statement, dated the Exchange Date, signed by Fifth Third's President (or any Vice President) and Treasurer certifying those facts as of such dates.

     (e) There shall not be any material litigation pending with respect to the matters contemplated by this Agreement.

     (f) Maxus Income shall have received an opinion of Ropes & Gray, in form reasonably satisfactory to Maxus Income and dated the Exchange Date, to the effect that (i) Fifth Third is a business trust and validly existing in conformity with the laws of The Commonwealth of Massachusetts, and, to the knowledge of such counsel, neither Fifth Third nor Fifth Third Strategic Income is required to qualify to do business as a foreign association in any jurisdiction, (ii) the Fifth Third Shares to be delivered to Maxus Income as provided for by this Agreement are duly authorized and upon such delivery will be validly issued and will be fully paid and nonassessable by Fifth Third and no shareholder of Fifth Third has any preemptive right to subscription or purchase in respect thereof, (iii) this Agreement has been duly authorized, executed and delivered by Fifth Third and, assuming that the Prospectus, the Registration Statement and the Proxy Statement comply with the 1933 Act, the 1934 Act and the 1940 Act and assuming due authorization, execution and delivery of this Agreement by Maxus Income, is a valid and binding obligation of Fifth Third,
(iv) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, violate Fifth Third's Declaration of Trust, as amended, or Bylaws, or any provision of any agreement known to such counsel to which Fifth Third or Fifth Third Strategic Income is a party or by which it is bound, it being understood that with respect to investment restrictions as contained in Fifth Third's Declaration of Trust, as amended, Bylaws or then-current prospectus or statement of additional information of Fifth Third Strategic Income, such counsel may rely upon a certificate of an officer of Fifth Third whose responsibility it is to advise Fifth Third with respect to such matters, (v) no consent, approval, authorization or order of any court or governmental authority is required for the consummation by Fifth Third or Fifth Third Strategic Income of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required under state securities or blue sky laws and the H-S-R Act and it being understood that such opinion shall not be deemed to apply to Maxus Income's compliance obligations under the 1933 Act, 1934 Act, 1940 Act, state securities or blue sky laws and the H-S-R Act; and (vi) the Registration Statement has become effective under the 1933 Act, and to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act.

     (g) Maxus Income shall have received an opinion of Ropes & Gray addressed to Maxus Income in a form reasonably satisfactory to Maxus Income and dated the Exchange Date (which opinion would be based upon certain factual representations and subject to certain qualifications), with respect to the matters specified in
Section 9(g) of this Agreement.

     (h) All proceedings taken by Fifth Third in connection with the transactions contemplated by this Agreement and all documents incidental thereto reasonably shall be satisfactory in form and substance to Maxus Income.

     (i) The Registration Statement shall have become effective under the 1933 Act and applicable Blue Sky provisions, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of Fifth Third, contemplated by the Commission or any state regulatory authority.

     (j) At the Exchange Date, Maxus Income will have sold such of its assets, if any, if informed by Fifth Third in writing that such sale is necessary to assure that, after giving effect to the acquisition of the assets pursuant to this Agreement, Fifth Third Strategic Income designated as a "diversified company" will remain a "diversified company" within the meaning of Section 5(b)(1) of the 1940 Act and in compliance with such other mandatory investment restrictions as are set forth in Fifth Third's Prospectus previously furnished to Maxus Income.

     11.   Indemnification.  (a) Maxus Income will indemnify and hold harmless
           ---------------
Fifth Third, its trustees and its officers (for purposes of this subsection, the "Indemnified Parties") against any and all expenses, losses, claims, damages and liabilities at any time imposed upon or reasonably incurred by any one or more of the Indemnified Parties in connection with, arising out of, or resulting from any claim, action, suit or proceeding in which any one or more of the Indemnified Parties may be involved or with which any one or more of the Indemnified Parties may be threatened by reason of any untrue statement or alleged untrue statement of a material fact relating to Maxus Income contained in the Registration Statement, the Prospectus or the Proxy Statement or any amendment or supplement to any of the foregoing, or arising out of or based upon the omission or alleged omission to state in any of the foregoing a material fact relating to Maxus Income required to be stated therein or necessary to make the statements relating to Maxus Income therein not misleading, including, without limitation, any amounts paid by any one or more of the Indemnified Parties in a reasonable compromise or settlement of any such claim, action, suit or proceeding, or threatened claim, action, suit or proceeding made with the prior consent of Maxus Income. The Indemnified Parties will notify Maxus Income in writing within ten days after the receipt by any one or more of the Indemnified Parties of any notice of legal process or any suit brought against or claim made against such Indemnified Party as to any matters covered by this
Section 11(a). Maxus Income shall be entitled to participate at its own expense in the defense of any claim, action, suit or proceeding covered by this Section 11(a), or, if it so elects, to assume at its expense by counsel satisfactory to the Indemnified Parties the defense of any such claim, action, suit or proceeding, and if Maxus Income elects to assume such defense, the Indemnified Parties shall be entitled to participate in the defense of any such claim, action, suit or proceeding at their expense. Maxus Income's obligation under this Section 11(a) to indemnify and hold harmless the Indemnified Parties shall constitute a guarantee of payment so that Maxus Income will pay in the first instance any expenses, losses, claims, damages and liabilities required to be paid by them under this Section 11(a) without the necessity of the Indemnified Parties' first paying the same.

     (b) Fifth Third will indemnify and hold harmless Maxus Income, its trustees and its officers (for purposes of this subparagraph, the "Indemnified Parties") against any and all expenses, losses, claims, damages and liabilities at any time imposed upon or reasonably incurred by any one or more of the Indemnified Parties in connection with, arising out of, or resulting from any claim, action, suit or proceeding in which any one or more of the Indemnified Parties may be involved or with which any one or more of the Indemnified Parties may be threatened by reason of any untrue statement or alleged untrue statement of a material fact relating to Fifth Third or Fifth Third Strategic Income contained in the Registration Statement, the Prospectus or the Proxy Statement, or any amendment or supplement to any of the foregoing, or arising out of or based upon the omission or alleged omission to state in any of the foregoing a material fact relating to Fifth Third or Fifth Third Strategic Income required to be stated therein or necessary to make the statements relating to Fifth Third or Fifth Third Strategic Income therein not misleading, including, without limitation, any amounts paid by any one or more of the Indemnified Parties in a reasonable compromise or settlement of any such claim, action, suit or proceeding, or threatened claim, action, suit or proceeding made with the prior consent of Fifth Third. The Indemnified Parties will notify Fifth Third in writing within ten days after the receipt by any one or more of the Indemnified Parties of any notice of legal process or any suit brought against or claim made against such Indemnified Party as to any matters covered by this Section 11(b). Fifth Third shall be entitled to participate at its own expense in the defense of any claim, action, suit or proceeding covered by this Section 11(b), or, if it so elects, to assume at its expense by counsel satisfactory to the Indemnified Parties the defense of any such claim, action, suit or proceeding, and, if Fifth Third elects to assume such defense, the Indemnified Parties shall be entitled to participate in the defense of any such claim, action, suit or proceeding at their own expense. Fifth Third Strategic Income's obligation under this Section 11(b) to indemnify and hold harmless the Indemnified Parties shall constitute a guarantee of payment so that Fifth Third Strategic Income will pay in the first instance any expenses, losses, claims, damages and liabilities required to be paid by them under this Section 11(b) without the necessity of the Indemnified Parties' first paying the same.

     12.   No Broker, etc.  Each of Fifth Third and Maxus Income represents that
           --------------
there is no person who has dealt with it who by reason of such dealings is entitled to any broker's or finder's or other similar fee or commission arising out of the transactions contemplated by this Agreement.

     13.   Termination.  Fifth Third and Maxus Income may, by mutual consent of
           -----------
their respective trustees, terminate this Agreement, and Fifth Third or Maxus Income, after consultation with counsel and by consent of their respective trustees and directors or an officer authorized by such trustees or directors, may waive any condition to their respective obligations hereunder. If the transactions contemplated by this Agreement have not been substantially completed by December 31, 2001, this Agreement shall automatically terminate on that date unless a later date is agreed to by Fifth Third and Maxus Income.

     14.   Covenants, etc. Deemed Material.  All covenants, agreements,
           -------------------------------
representations and warranties made under this Agreement and any certificates delivered pursuant to this Agreement shall be deemed to have been material and relied upon by each of the parties, notwithstanding any investigation made by them or on their behalf.

     15.   Sole Agreement; Amendments.  This Agreement supersedes all previous
           --------------------------
correspondence and oral communications between the parties regarding the subject matter hereof, constitutes the only understanding with respect to such subject matter, may not be changed except by a letter of agreement signed by each party hereto, and shall be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts.

     16.   Fifth Third Agreement and Declaration of Trust  Fifth Third is a
           ----------------------------------------------
business trust organized under Massachusetts law and under a Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "Fifth Third Funds" entered into in the name or on behalf thereof by any of the Trustees, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, employees, agents or shareholders of Fifth Third personally, but bind only the assets of Fifth Third and all persons dealing with any series or funds of Fifth Third, such as Fifth Third Strategic Income, must look solely to the assets of Fifth Third belonging to such series or funds for the enforcement of any claims against Fifth Third.

     17.   Maxus Income Agreement and Declaration of Trust  Maxus Income is a
           -----------------------------------------------
business trust organized under Ohio law and under a Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of Ohio and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "Fifth Third/Maxus Income Fund" entered into in the name or on behalf thereof by any of the Trustees, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, employees, agents or shareholders of Maxus Income personally, but bind only the assets of Maxus Income and all persons dealing with any series or funds of Maxus Income, such as Maxus Income, must look solely to the assets of Maxus Income belonging to such series or funds for the enforcement of any claims against Maxus Income.

     This Agreement may be executed in any number of counter-parts, each of which, when executed and delivered, shall be deemed to be an original.


                              FIFTH THIRD/MAXUS INCOME FUND



                              By:___________________________



                              FIFTH THIRD FUNDS
                              On Behalf of its Fifth Third Strategic Income Fund



                              By:____________________________